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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 31, 2001, except with respect to the matters discussed in Note 15, as to which the dates are February 6, 2001 and March 27, 2001, included in Heska Corporation and Subsidiaries Form 10-K for the year ended December 31, 2000 and all references to our Firm included in or made part of this registration statement.



                                                /s/ ARTHUR ANDERSEN LLP



Denver, Colorado
January 7, 2002